UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RICEBRAN TECHNOLOGIES

(Name of the Registrant as Specified in its Charter)

LF-RB MANAGEMENT, LLC

GARY L. HERMAN

MICHAEL GOOSE

STEPHEN D. BAKSA

LARRY HOPFENSPIRGER

RICHARD JACINTO II

EDWARD M. GILES

RICHARD BELLOFATTO

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On June 3, 2016, LF-RB Management, LLC (“LF-RB”), Gary L. Herman, a Managing Member of LF-RB, Michael Goose, a Managing Member of LF-RB, Stephen D. Baksa, Larry Hopfenspirger, Richard Bellofatto, Edward M. Giles and Richard Jacinto filed with the Securities and Exchange Commission Amendment No. 2 to Schedule 13D (“Amendment No. 2”) with respect to RiceBran Technologies, a California corporation. Amendment No. 2 is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

LF-RB Management, LLC (“LF-RB”), Gary L. Herman, a Managing Member of LF-RB (“Mr. Herman”), Michael Goose, a Managing Member of LF-RB (“Mr. Goose”), Stephen D. Baksa (“Mr. Baksa”), Larry Hopfenspirger (“Mr. Hopfenspirger”), Richard Bellofatto (“Mr. Bellofatto”), Edward M. Giles (“Mr. Giles”) and Richard Jacinto II (“Mr. Jacinto”) (collectively, the “LF-RB Group”) have filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and an accompanying GOLD proxy card to be used by the LF-RB Group and the other participants in this solicitation, Beth Bronner and Brent Rosenthal (collectively, the “Participants”), to solicit proxies for the election of the LF-RB Group’s slate of five (5) director nominees to the Board of Directors of RiceBran Technologies, a California corporation (the “Company”), at the Company’s 2016 Annual Meeting of Shareholders scheduled to be held on Wednesday, June 22, 2016 (the “Solicitation”).

THE LF-RB GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. ALLIANCE ADVISORS, LLC, THE LF-RB GROUP’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE PROXY MATERIALS WITHOUT CHARGE UPON REQUEST BY CALLING TOLL-FREE AT (855) 742-8269.

As of the date hereof, LF-RB may be deemed to beneficially own 952,569 shares of common stock of the Company (“Common Stock”) owned by the LF-RB Group in the aggregate by virtue of a voting agreement and other understandings in effect among certain members of the LF-RB Group. As of the date hereof, Mr. Baksa beneficially owns 496,710 shares of Common Stock, representing an aggregate of 357,863 shares owned by Mr. Baksa and 139,047 shares underlying warrants to purchase Common Stock exercisable within 60 days. This total does not include 51,233 shares owned by trusts for the benefit of Mr. Baksa’s adult children. Mr. Baksa’s wife is the sole trustee of such trusts, and Mr. Baksa disclaims beneficial ownership of such shares. As of the date hereof, Mr. Jacinto beneficially owns 144,551 shares of Common Stock, which consist only of shares directly held by Richard Jacinto Roth IRA. As of the date hereof, Mr. Bellofatto beneficially owns 150,000 shares of Common Stock. As of the date hereof, Mr. Hopfenspirger beneficially owns 115,148 shares of Common Stock. As of the date hereof, Mr. Giles beneficially owns 42,280 shares of Common Stock. As of the date hereof, Mr. Herman directly or through his affiliates, owns 3,480 shares of Common Stock. As of the date hereof, neither Ms. Bronner nor Mr. Goose directly owns any securities of the Company. Each of Mr. Herman and Mr. Goose, as managing members of LF-RB, may be deemed to have shared voting power with respect to, and beneficial ownership of, the 952,569 shares of Common Stock held by the members of the LF-RB Group. Each member of the LF-RB Group, as a member of a “group” with the other LF-RB Group members for the purposes of Rule 13d-5(b)(1) under the Exchange Act, may be deemed to beneficially own the shares of Common Stock beneficially owned in the aggregate by the other members of the LF-RB Group.  Each of Messrs. Herman, Goose, Baksa and Rosenthal and Ms. Bronner (the “Nominees”) has an interest in being elected as a director of the Company at the Annual Meeting. If the Nominees are elected to the Board, it is expected that Mr. Goose will be appointed as the Company’s Chief Executive Officer.

Exhibits

Exhibit 1	Amendment No. 2 to Schedule 13D of LF-RB Management, LLC, Gary L. Herman, Michael Goose, Stephen D. Baksa, Larry Hopfenspirger, Richard Bellofatto, Edward M. Giles and Richard Jacinto, filed with the Securities and Exchange Commission on June 3, 2016.